Exhibit 99.1

NeoGenomics Reports 40% Revenue Growth to $122 Million
in the Second Quarter

Second-Quarter 2021 Results and Highlights:

•Consolidated revenue increased 40% to $122 million
•Clinical Services revenue increased 37% to $101 million
•Pharma Services revenue increased 55% to $20 million
•Completed the acquisitions of Trapelo Health in April and Inivata Limited in June

Fort Myers, Florida (August 6, 2021) - NeoGenomics, Inc. (NASDAQ: NEO) (the “Company”), a leading provider of cancer-focused genetics testing services, today announced its second-quarter results for the period ended June 30, 2021.
“Second-quarter results were strong as all three of our divisions grew significantly year-over-year. Importantly, our core cancer businesses showed meaningful signs of recovery as our clinical business processed record oncology volumes and Pharma Services posted record revenues.” said Mark Mallon, CEO of NeoGenomics. “We also strengthened our strategic position considerably during the quarter, closing on the acquisitions of Trapelo Health in April and Inivata in June. Both acquisitions bring important capabilities to NeoGenomics that we believe can accelerate our growth in the years to come.”
Second-Quarter Results
Consolidated revenue for the second quarter of 2021 was $122 million, an increase of 40% over the same period in 2020. Clinical Services revenue of $101 million was an increase year-over-year of 37% and an increase over the first quarter of 2021 of 5%. Excluding COVID-19 PCR testing, Clinical Services revenue was an increase year-over-year of 41% and an increase over the first quarter of 2021 of 7%. Clinical test volume(1) increased by 37% year-over-year. Average revenue per clinical test (“revenue per test”) increased by 3% to $360. Pharma Services revenue increased by 55% to $20 million compared to the second quarter of 2020, primarily due to an increase in revenue related to clinical trials and informatics.
Consolidated gross profit for the second quarter of 2021 was $53 million, an increase of 89.2%, compared to the second quarter of 2020. This increase was a result of the combined effect of higher test volume and recovery from the COVID-19 pandemic in both segments. Consolidated gross profit margin including amortization of acquired intangible assets was 43.5%. Adjusted Gross Profit Margin(2) excluding amortization of acquired intangible assets was 44.1%.
Operating expenses increased by $28 million, or 61%, compared to the second quarter of 2020, which includes $11 million of acquisition and integration costs, Inivata and Trapelo Health operating expenses following their respective acquisition dates, and higher payroll and payroll-related costs to support the Company's near and long-term growth.
Net income for the quarter was $76 million compared to net loss of $7 million for the second quarter of 2020, which includes a $97 million gain on the Company's prior investment in and loan receivable from non-consolidated affiliate due to the acquisition of Inivata Limited, a private limited company incorporated in England and Wales. Net loss for the quarter excluding this gain was $21 million.
Adjusted EBITDA(2) was $5 million compared to negative $7 million in the second quarter of 2020. Adjusted Net Loss(2) was $1 million compared to $4 million in the second quarter of 2020.
Cash and cash equivalents, including restricted cash, was $373 million and short-term marketable securities were $203 million. Days sales outstanding (“DSO”) was 80 days at the end of the second quarter of 2021.

On April 7, 2021, the Company closed on the acquisition of Intervention Insights, Inc. d/b/a Trapelo Health, an Information Technology company focused on precision oncology. The purchase price was $65 million, consisting of $36 million in cash and $29 million in the Company's common stock.
On June 18, 2021, the Company completed the acquisition of all outstanding equity interests of Inivata. The cash paid at closing was $399 million, which included a net adjustment of $9 million for estimated cash on hand of Inivata and other adjustments.
On June 18, 2021, the Company also completed a private placement of shares of the Company's common stock to certain accredited investors for net proceeds of approximately $190 million.
2021 Financial Outlook
The Company reiterated its full-year 2021 guidance, initially issued on May 5, 2021.

(in millions)	Guidance
Consolidated revenue	$490 - $510
Net loss(3)(4)	$(70) - $(65)
Adjusted EBITDA(3)(4)	$10 - $15

Please refer to the tables reconciling forecasted Adjusted EBITDA, Adjusted Net Income (Loss) and Adjusted Diluted EPS to their closest generally accepted accounting principles (“GAAP”) equivalent in the section of this report entitled “Reconciliation of Non-GAAP Financial Guidance to Corresponding GAAP Measures.”
The Company reserves the right to adjust this guidance at any time based on the ongoing execution of its business plan. Current and prospective investors are encouraged to perform their own due diligence before buying or selling any of the Company’s securities, and are reminded that the foregoing estimates should not be construed as a guarantee of future performance.
____________________
(1) Clinical tests exclude requisitions, tests, revenue and costs for Pharma Services and COVID-19 PCR tests.
(2) The Company has provided adjusted financial information that has not been prepared in accordance with GAAP, including Adjusted EBITDA, Adjusted Net Loss, Adjusted Diluted EPS, Adjusted Cost of Revenue, Adjusted Gross Profit, and Adjusted Gross Profit Margin. Each of these measures is defined in the section of this report entitled “Use of Non-GAAP Financial Measures.” See also the tables reconciling such measures to their closest GAAP equivalent.
(3) These ranges exclude the impact of amortization of 2021 acquired intangible assets.
(4) These ranges exclude the impact of the net gain on investment in and loan receivable from non-consolidated affiliate upon acquisition.
Conference Call
The Company has scheduled a webcast and conference call to discuss their second quarter results on Friday, August 6, 2021 at 8:30 AM EDT. Interested investors should dial (888) 506-0062 (domestic) and (973) 528-0011 (international) at least five minutes prior to the call. A replay of the conference call will be available until 8:30 AM EDT on August 20, 2021, and can be accessed by dialing (877) 481-4010 (domestic) and (919) 882-2331 (international). The playback conference ID number is 42174. The webcast may be accessed under the Investor Relations section of our website at www.neogenomics.com. An archive of the webcast will be available until 08:30 AM EDT on August 6, 2022.
About NeoGenomics, Inc.
NeoGenomics, Inc. specializes in cancer genetics testing and information services, providing one of the most comprehensive oncology-focused testing menus in the world for physicians to help them diagnose and treat cancer. The Company's Pharma Services Division serves pharmaceutical clients in clinical trials and drug development.

NeoGenomics is committed to connecting patients with life altering therapies and trials. We believe that, together, with our partners, we can help patients with cancer today and the next person diagnosed tomorrow. In carrying out these commitments, NeoGenomics adheres to all relevant data protection laws, provides transparency and choice to patients regarding the handling and use of their data through our Notice of Privacy Practices, and has invested in leading technologies to ensure the data we maintain is secured at all times.
Headquartered in Fort Myers, FL, NeoGenomics operates CAP accredited and CLIA certified laboratories in Fort Myers and Tampa, Florida; Aliso Viejo, Carlsbad and San Diego, California; Research Triangle Park, North Carolina; Houston, Texas; Atlanta, Georgia; Nashville, Tennessee; and CAP accredited laboratories in Cambridge, United Kingdom; Rolle, Switzerland; and Singapore. NeoGenomics serves the needs of pathologists, oncologists, academic centers, hospital systems, pharmaceutical firms, integrated service delivery networks, and managed care organizations throughout the United States, and pharmaceutical firms in Europe and Asia.
Forward Looking Statements
Certain information contained in this press release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward looking statements involve a number of risks and uncertainties that could cause actual future results to differ materially from those anticipated in the forward-looking statements as the result of the Company's ability to continue gaining new customers, respond to the effects of the COVID-19 outbreak, offer new types of tests, integrate its acquisitions, including the Inivata acquisition, and otherwise implement its business plan, as well as additional factors discussed under the heading "Risk Factors" and elsewhere in the Company's Annual Report on Form 10-K filed with the SEC on February 25, 2021. As a result, this press release should be read in conjunction with the Company's periodic filings with the SEC. In addition, it is the Company's practice to make information about the Company available by posting copies of its Company Overview Presentation from time to time on the Investor Relations section of its website at http://ir.neogenomics.com/.
Forward-looking statements represent the Company's estimates only as of the date such statements are made (unless another date is indicated) and should not be relied upon as representing the Company's estimates as of any subsequent date. While the Company may elect to update forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, even if its estimates change.

For further information, please contact:
NeoGenomics, Inc.
Doug Brown
Chief Strategy and Corporate Development Officer
T: 239.768.0600 x2539
M: 704.236.2064
doug.brown@neogenomics.com

Charlie Eidson
Manager of Investor Relations and Manager of Strategy and Corporate Development
T: 239.768.0600 x2726
M: 952.221.8816
charlie.eidson@neogenomics.com

NeoGenomics, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30, 2021 (unaudited)	December 31, 2020
ASSETS
Cash and cash equivalents	$368,796	$228,713
Marketable securities, at fair value	202,950	67,546
Accounts receivable, net	106,284	106,843
Inventories	21,384	29,526
Prepaid assets	13,959	11,547
Other current assets	8,422	4,555
Total current assets	721,795	448,730
Property and equipment (net of accumulated depreciation of $105,194 and $92,895, respectively)	112,208	85,873
Operating lease right-of-use assets	54,558	45,786
Intangible assets, net	471,038	120,653
Goodwill	499,977	211,083
Restricted cash	4,103	21,919
Investment in non-consolidated affiliate	—	29,555
Prepaid lease asset	24,958	20,229
Other assets	7,674	4,503
Total non-current assets	$1,174,516	$539,601
TOTAL ASSETS	$1,896,311	$988,331

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and other current liabilities	$91,576	$65,375
Current portion of equipment financing obligations	1,913	2,841
Current portion of operating lease liabilities	5,642	4,967
Total current liabilities	99,131	73,183

Convertible senior notes, net	531,077	168,120
Operating lease liabilities	49,624	42,296
Deferred income tax liabilities, net	63,877	5,415
Other long-term liabilities	4,244	5,023
Total long-term liabilities	648,822	220,854
TOTAL LIABILITIES	$747,953	$294,037

TOTAL STOCKHOLDERS’ EQUITY	$1,148,358	$694,294
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,896,311	$988,331

 NeoGenomics, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
NET REVENUE:
Clinical Services	$101,405	$73,884	$197,892	$166,866
Pharma Services	20,319	13,093	39,365	26,141
Total revenue	121,724	86,977	237,257	193,007

COST OF REVENUE	68,734	58,971	142,693	118,632

GROSS PROFIT	52,990	28,006	94,564	74,375
Operating expenses:
General and administrative	54,638	34,613	95,114	70,957
Research and development	3,495	2,105	5,951	4,165
Sales and marketing	17,224	10,195	30,973	23,453
Total operating expenses	75,357	46,913	132,038	98,575
LOSS FROM OPERATIONS	(22,367)	(18,907)	(37,474)	(24,200)
Interest expense, net	902	1,548	2,079	2,367
Other income, net	(171)	(7,405)	(341)	(7,628)
Gain on investment in and loan receivable from non-consolidated affiliate, net	(96,534)	—	(91,510)	—
Loss on extinguishment of debt	—	1,400	—	1,400
Loss on termination of cash flow hedge	—	3,506	—	3,506
Income (loss) before taxes	73,436	(17,956)	52,298	(23,845)
Income tax benefit	(2,437)	(11,132)	(1,461)	(10,043)
NET INCOME (LOSS)	$75,873	$(6,824)	$53,759	$(13,802)

Adjustment to net income (loss) for convertible notes in diluted EPS(5)
NET INCOME (LOSS)	75,873	(6,824)	53,759	(13,802)
Convertible note accretion, amortization, and interest, net of tax	1,552	—	2,997	—
NET INCOME (LOSS) USED IN DILUTED EPS	$77,425	$(6,824)	$56,756	$(13,802)

NET INCOME (LOSS) PER SHARE
Basic	$0.64	$(0.06)	$0.46	$(0.13)
Diluted	$0.59	$(0.06)	$0.44	$(0.13)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	118,287	107,887	117,249	106,209
Diluted	131,237	107,887	130,247	106,209
(5) This adjustment compensates for the effects of the if-converted impact of convertible notes in adjusted net income. Since an entity using the if-converted method assumes that a convertible debt instrument was converted into common shares at the beginning of the reporting period, net income (loss) is adjusted to reverse any recognized interest expense (including any amortization of discounts).

NeoGenomics, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Six Months Ended June 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$53,759	$(13,802)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	13,629	12,177
Amortization of intangibles	6,209	4,919
Non-cash stock-based compensation	7,159	4,821
Non-cash operating lease expense	3,750	4,113
Gain on investment in and loan receivable from non-consolidated affiliate, net	(91,510)	—
Amortization of convertible debt discount and debt issue costs	1,335	976
Loss on debt extinguishment	—	1,400
Loss on termination of cash flow hedge	—	3,506
Write-off of COVID-19 PCR testing inventory and equipment	6,061	—
Other non-cash items	399	263
Changes in assets and liabilities, net	29	(23,424)
Net cash provided by (used in) operating activities	820	(5,051)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of marketable securities	(162,769)	—
Proceeds from sales and maturities of marketable securities	26,253	—
Purchases of property and equipment	(37,178)	(9,734)
Business acquisitions, net of cash acquired	(419,404)	(37,000)
Loan receivable from non-consolidated affiliate	(15,000)	—
Investment in non-consolidated affiliate	—	(13,137)
Net cash used in investing activities	(608,098)	(59,871)
CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of equipment financing obligations	(1,892)	(3,059)
Repayment of term loan	—	(97,540)
Cash flow hedge termination	—	(3,317)
Issuance of common stock, net	8,045	5,469
Proceeds from issuance of convertible debt, net of issuance costs	334,410	194,376
Premiums paid for capped call confirmations	(29,291)	—
Proceeds from equity offerings, net of issuance costs	418,273	127,288
Net cash provided by financing activities	729,545	223,217
Net change in cash, cash equivalents and restricted cash	122,267	158,295
Cash, cash equivalents and restricted cash, beginning of period	250,632	173,016
Cash, cash equivalents and restricted cash, end of period	$372,899	$331,311

Reconciliation of cash, cash equivalents and restricted cash to the Consolidated Balance Sheets:
Cash and cash equivalents	$368,796	$295,281
Restricted cash, non-current	4,103	36,030
Total cash, cash equivalents and restricted cash	$372,899	$331,311

Use of Non-GAAP Financial Measures

The Company’s financial results and financial guidance are provided in accordance with GAAP and include the use of certain non-GAAP financial measures. Management believes that the presentation of operating results using non-GAAP financial measures provides useful supplemental information to investors and facilitates the analysis of the Company's core operating results and comparison of core operating results across reporting periods. Management also uses non-GAAP financial measures for financial and operational decision making, planning and forecasting purposes and to manage the Company’s business. Management believes that these non-GAAP financial measures enable investors to evaluate the Company’s operating results and future prospects in the same manner as management. The non-GAAP financial measures do not replace the presentation of GAAP financial results and should only be used as a supplement to, and not as a substitute for, the Company’s financial results presented in accordance with GAAP. There are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation, and do not present the full measure of the Company’s recorded costs against its net revenue. In addition, the Company’s definition of the non-GAAP financial measures below may differ from non-GAAP measures used by other companies.

Definitions of Non-GAAP Measures

Non-GAAP Adjusted EBITDA

“Adjusted EBITDA” is defined by NeoGenomics as net income (loss) from continuing operations before: (i) interest expense, (ii) tax (benefit) or expense, (iii) depreciation and amortization expense, (iv) non-cash stock-based compensation expense, and, if applicable in a reporting period, (v) acquisition and integration related expenses, (vi) write-off of COVID-19 PCR testing inventory and equipment, (vii) new headquarters moving expenses, (viii) gain on investment in and loan receivable from non-consolidated affiliate, net, and (ix) other significant non-recurring or non-operating (income) or expenses, net.

Non-GAAP Adjusted Cost of Revenue, Adjusted Gross Profit and Adjusted Gross Profit Margin

“Adjusted Cost of Revenue” is defined by NeoGenomics as cost of revenue before: (i) amortization expense of acquired intangibles, and (ii) the write-off of COVID-19 PCR testing inventory equipment. “Adjusted Gross Profit” is defined by NeoGenomics as total revenue less Adjusted Cost of Revenue. “Adjusted Gross Profit Margin” is defined by NeoGenomics as Adjusted Cost of Revenue divided by total revenue.

Non-GAAP Adjusted Net Income (Loss)

“Adjusted Net Income (Loss)” is defined by NeoGenomics as net income (loss) from continuing operations plus: (i) non-cash amortization of customer lists and other intangible assets, (ii) non-cash stock-based compensation expense, and, if applicable in a reporting period, (iii) acquisition and integration related expenses, (iv) write-off of COVID-19 PCR testing inventory equipment, (v) new headquarters moving expenses, (vi) gain on investment in and loan receivable from non-consolidated affiliate, net, and (vii) other significant non-recurring or non-operating (income) or expenses. If GAAP net income (loss) is negative and Adjusted Net Income (Loss) is positive, adjusted diluted net income (loss) will also be adjusted to reverse any recognized interest expense (including any amortization of discounts) on the convertible notes using the if-converted method unless the effect of this adjustment on both the Adjusted Net Income (Loss) and weighted average diluted common shares outstanding would be anti-dilutive. If GAAP net income (loss) is positive and Adjusted Net Income (Loss) is negative, adjusted diluted net income (loss) will also be adjusted to reverse any recognized interest expense (including any amortization of discounts) on the convertible notes using the if-converted method.

Non-GAAP Adjusted Diluted EPS

“Adjusted Diluted EPS” is defined by NeoGenomics as Adjusted Net Income (Loss) divided by adjusted diluted shares outstanding. If GAAP net income (loss) is negative and Adjusted Net Income (Loss) is positive, adjusted diluted shares outstanding will also include any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of common shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period, until the effect of these adjustments are anti-dilutive. If GAAP net income (loss) is positive and Adjusted Net Income (Loss) is negative, adjusted diluted shares outstanding will exclude any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of common shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period.

Reconciliation of GAAP Net Income (Loss) to Non-GAAP EBITDA and Adjusted EBITDA
(Unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net income (loss) (GAAP)	$75,873	$(6,824)	$53,759	$(13,802)
Adjustments to net income (loss):
Interest expense, net	902	1,548	2,079	2,367
Income tax benefit	(2,437)	(11,132)	(1,461)	(10,043)
Amortization of intangibles	3,751	2,467	6,209	4,919
Depreciation	6,949	5,937	13,629	12,177
EBITDA (non-GAAP)	$85,038	$(8,004)	$74,215	$(4,382)
Further adjustments to EBITDA:
Acquisition and integration related expenses	10,998	110	11,812	1,406
Write-off of COVID-19 PCR testing inventory and equipment	—	—	6,061	—
New headquarters moving expenses	368	—	368	—
Non-cash stock-based compensation expense	4,506	2,635	7,159	4,821
Gain on investment in and loan receivable from non-consolidated affiliate, net	(96,534)	—	(91,510)	—
Other significant non-recurring expenses (income), net(6)	174	(1,965)	631	(1,996)
Adjusted EBITDA (non-GAAP)	$4,550	$(7,224)	$8,736	$(151)

(6) Other significant non-recurring expenses (income), net, includes CEO transition costs, reimbursements received related to the CARES Act, cash flow hedge termination fees, debt retirement fees, and other non-recurring items.

Reconciliation of GAAP Cost of Revenue, Gross Profit and Gross Profit Margin to Non-GAAP Adjusted Cost of Revenue, Adjusted Gross Profit and Adjusted Gross Profit Margin
(Unaudited)
(In thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2021	2020	% Change	2021	2020	% Change
Total revenue (GAAP)	$121,724	$86,977	39.9%	$237,257	$193,007	22.9%

Cost of revenue (GAAP)	$68,734	$58,971	16.6%	$142,693	$118,632	20.3%
Adjustments to cost of revenue(7)	(729)	—		(6,029)	—
Adjusted Cost of revenue (non-GAAP)	$68,005	$58,971	15.3%	$136,664	$118,632	15.2%

Gross profit (GAAP)	$52,990	$28,006	89.2%	$94,564	$74,375	27.1%
Adjusted gross profit (non-GAAP )	$53,719	$28,006	91.8%	$100,593	$74,375	35.3%

Gross profit margin (GAAP)	43.5%	32.2%		39.9%	38.5%
Adjusted gross profit margin (non-GAAP)	44.1%	32.2%		42.4%	38.5%
(7) Cost of revenue adjustment for the three months ended June 30, 2021 is $0.7 million amortization of acquired intangible assets. Cost of revenue adjustments for the six months ended June 30, 2021 includes $0.7 million amortization of acquired intangible assets and write-offs of $5.3 million for COVID-19 PCR testing inventory.

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted Net Loss and GAAP EPS to Non-GAAP Adjusted EPS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Adjustment to net income (loss) for convertible notes in diluted EPS
Net income (loss) (GAAP)	$75,873	$(6,824)	$53,759	$(13,802)
Convertible note accretion, amortization, and interest, net of tax	1,552	—	2,997	—
Net income (loss) (GAAP) used in diluted EPS	$77,425	$(6,824)	$56,756	$(13,802)
Adjustments to net income (loss), net of tax:
Amortization of intangibles	3,751	1,949	6,209	3,886
Acquisition and integration related expenses	10,998	87	11,812	1,111
Write-off of COVID-19 PCR testing inventory and equipment	—	—	6,061	—
New headquarters moving expenses	368	—	368	—
Non-cash stock-based compensation expense	4,506	2,202	7,159	4,049
Gain on investment in and loan receivable from non-consolidated affiliate, net	(96,534)	—	(91,510)	—
Other significant non-recurring expenses (income), net(8)	174	(1,553)	631	(1,577)
Adjustment to adjusted net loss (non-GAAP) for convertible note accretion, amortization, and interest(9)	(1,552)	—	(2,997)	—
Adjusted net loss (non-GAAP)	$(864)	$(4,139)	$(5,511)	$(6,333)

Net income (loss) per common share (GAAP)
Diluted EPS	$0.59	$(0.06)	$0.44	$(0.13)
Adjustments to diluted income (loss) per share:
Amortization of intangibles	0.03	0.02	0.05	0.04
Acquisition and integration related expenses	0.08	—	0.09	0.01
Write-off of COVID-19 PCR testing inventory and equipment	—	—	0.05	—
New headquarters moving expenses	—	—	—	—
Non-cash stock-based compensation expense	0.03	0.02	0.05	0.04
Gain on investment in and loan receivable from non-consolidated affiliate, net	(0.74)	—	(0.70)	—
Other significant non-recurring (income) expense, net(8)	—	(0.01)	—	(0.01)
Adjustment to adjusted net loss (non-GAAP) for convertible note accretion, amortization, and interest(9)	(0.01)	—	(0.02)	—
Rounding and impact of diluted shares in adjusted diluted shares(10)	0.01	(0.01)	(0.01)	(0.01)
Adjusted diluted EPS (non-GAAP)	$(0.01)	$(0.04)	$(0.05)	$(0.06)

Weighted average shares used in computation of adjusted diluted EPS:
Diluted common shares (GAAP)	131,237	107,887	130,247	106,209
Dilutive effect of options, restricted stock, and converted shares(11)(12)	(12,950)	—	(12,998)	—
Adjusted diluted shares outstanding (non-GAAP)	118,287	107,887	117,249	106,209
(8) Other significant non-recurring expenses (income), net, includes CEO transition costs, reimbursements received related to the CARES Act, cash flow hedge termination fees, debt retirement fees, and other non-recurring items.
(9) In those periods in which GAAP net income (loss) is positive and Adjusted Net Income (Loss) is negative, this adjustment compensates for the effects of the if-converted impact of convertible notes in Adjusted Net Income (Loss) by adding back the reversal of recognized interest expense (including any amortization of discounts).
(10) This adjustment is for rounding and, in those periods in which GAAP net income (loss) is negative and Adjusted Net Income (Loss) is positive or GAAP net income (loss) is positive and Adjusted Net Income (Loss) is negative, also compensates for the effects of additional diluted shares included or excluded in Adjusted Diluted Shares Outstanding for the treasury stock impact of outstanding stock options and restricted stock and the if-converted impact of convertible notes.
(11) In those periods in which GAAP net income (loss) is negative and Adjusted Net Income (Loss) is positive, this adjustment includes any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of common shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period, until the effect of these adjustments are anti-dilutive.
(12) In those periods in which GAAP net income (loss) is positive and Adjusted Net Income (Loss) is negative, this adjustment excludes any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of common shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period.

Reconciliation of Non-GAAP Financial Guidance to Corresponding GAAP Measures
(Unaudited)
(In thousands, except per share amounts)

GAAP net loss in 2021 will be impacted by certain charges, including: (i) expense related to the amortization of customer lists and other intangibles, (ii) non-cash stock based compensation, (iii) acquisition and integration related expenses, and (iv) other one-time expenses. These charges have been included in GAAP net loss available to common shareholders and GAAP net loss per share; however, they have been removed from Adjusted Net Loss and Adjusted Diluted Net Loss per Share.

The following table reconciles the Company's 2021 outlook for Net Loss and EPS to the corresponding non-GAAP measures of Adjusted Net Loss, Adjusted EBITDA and Adjusted Diluted EPS:

	For the Year Ended December 31, 2021
	Low Range	High Range
Net loss (GAAP)(13)(14)	$(70,000)	$(65,000)
Amortization of intangibles	11,000	10,000
Non-cash, stock-based compensation	14,000	13,000
Acquisition and integration related expenses	3,000	2,000
Other one-time expenses	10,000	12,000
Adjusted Net Loss (non-GAAP)	$(32,000)	$(28,000)
Interest and taxes	7,000	7,000
Depreciation	35,000	36,000
Adjusted EBITDA (non-GAAP)(13)(14)	$10,000	$15,000

Net loss per diluted common share (GAAP)(13)(14)	$(0.58)	$(0.54)
Adjustments to diluted loss per share:
Amortization of intangibles	0.09	0.08
Non-cash, stock based compensation expenses	0.12	0.11
Acquisition and integration related expenses	0.03	0.02
Other one-time expenses	0.08	0.10
Rounding and impact of additional diluted shares included in adjusted diluted shares(15)	(0.01)	—
Adjusted Diluted EPS (non-GAAP)(16)	$(0.27)	$(0.23)

Weighted average assumed shares outstanding in 2021:
Diluted Common Shares (GAAP)	120,000	120,000
Options, restricted stock, and converted shares not included in diluted shares(16)	—	—
Adjusted diluted shares outstanding (non-GAAP)	120,000	120,000

(13) These ranges exclude the impact of amortization of 2021 acquired intangible assets.
(14) These ranges exclude the impact of the net gain on investment in and loan receivable from non-consolidated affiliate.
(15) This adjustment is for rounding and, in those periods in which GAAP net income (loss) is negative and Adjusted Net Income (Loss) is positive, also compensates for the effects of additional diluted shares included in Adjusted Diluted Shares Outstanding for the treasury stock impact of outstanding stock options and restricted stock and the if-converted impact of convertible notes.
(16) In those periods in which GAAP net income (loss) is negative and Adjusted Net Income (Loss) is positive, this adjustment includes any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of common shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period, until the effect of these adjustments are anti-dilutive.

Supplemental Information
Segment Revenue, Cost of Revenue and Gross Profit
(Unaudited)
(In thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2021	2020	% Change	2021	2020	% Change
Clinical Services:
Revenue	$101,405	$73,884	37.2%	$197,892	$166,866	18.6%
Cost of revenue(17)	57,233	48,757	17.4%	118,798	97,680	21.6%
Gross profit	$44,172	$25,127	75.8%	$79,094	$69,186	14.3%
Gross profit margin	43.6%	34.0%		40.0%	41.5%

Pharma Services:
Revenue	$20,319	$13,093	55.2%	$39,365	$26,141	50.6%
Cost of revenue	11,501	10,214	12.6%	23,895	20,952	14.0%
Gross profit	$8,818	$2,879	206.3%	$15,470	$5,189	198.1%
Gross profit margin	43.4%	22.0%		39.3%	19.9%

(17) Clinical cost of revenue for the three months ended June 30, 2021 includes $0.7 million amortization of acquired intangible assets. Clinical cost of revenue for the six months ended June 30, 2021 includes $0.7 million amortization of acquired intangible assets and write-offs of $5.3 million for COVID-19 PCR testing inventory.

Supplemental Information
Clinical(18) Requisitions Received, Tests Performed, Revenue and Cost of Revenue
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2021	2020	% Change	2021	2020	% Change
Clinical(18):
Requisitions (cases) received	163,128	114,413	42.6%	314,273	258,732	21.5%
Number of tests performed	281,335	204,844	37.3%	542,276	455,220	19.1%
Average number of tests/requisitions	1.72	1.79	(3.9)%	1.73	1.76	(1.7)%

Average revenue/requisition	$622	$629	(1.1)%	$625	$637	(1.9)%
Average revenue/test	$360	$351	2.6%	$362	$362	—%

Average cost/requisition	$346	$414	(16.4)%	$350	$372	(5.9)%
Average cost/test	$201	$231	(13.0)%	$203	$211	(3.8)%

(18) Clinical tests exclude requisitions, tests, revenue and costs of revenue for Pharma Services, COVID-19 PCR tests and the amortization for acquired intangible assets.